UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	April 7, 2010
(Date of earliest event reported)	(April 6, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2010, two wholly-owned subsidiaries of Multimedia Games, Inc. (the “Company”), MGAM Systems, Inc., a Delaware corporation, and MegaBingo, Inc., a Delaware corporation (together, the “Subsidiaries”), entered into the Fourth Amendment to Credit Agreement, dated as of such date, with Comerica Bank, in its capacity as agent (the “Amendment”), which amended the Credit Agreement, dated as of April 27, 2007, by and among the Subsidiaries, certain financial institutions and Comerica Bank, as agent for such financial institutions, as amended by (1) that certain letter amendment, dated as of June 6, 2007, by and among the Subsidiaries, such financial institutions and Comerica Bank, (2) the Amendment to Credit Agreement, dated as of October 26, 2007, by and among the Subsidiaries and Comerica Bank, (3) the Second Amendment to Credit Agreement, dated as of December 20, 2007, by and among the Subsidiaries and Comerica Bank and (4) the Third Amendment to Credit Agreement, dated as of July 22, 2009, by and among the Subsidiaries and Comerica Bank (as amended, the “Credit Agreement”). The Amendment amends the Credit Agreement by, among other things, (i) removing the requirement to maintain a minimum consolidated EBITDA; (ii) amending the consolidated total leverage ratio to a ratio of not greater than 1.50 to 1.00; (iii) reducing the total borrowing capacity of the Credit Agreement by reducing the revolving commitment of the credit facility from $65 million to $45 million; and (iv) amending the definition of Consolidated EBITDA to include any extraordinary, unusual or non-cash non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside the ordinary course of business) of up to $10 million, commencing June 30, 2010.  The new definition of Consolidated EBITDA removes certain specific add-backs that were previously included in the definition of Consolidated EBITDA as previously defined in the Credit Agreement (as reflected in the Amendment and referred to herein as “Adjusted EBITDA”).  As a result of the modification to the definition of Consolidated EBITDA pursuant to the Amendment, the Company will calculate Adjusted EBITDA differently than in prior public disclosures and earnings releases.

In its earnings releases, the Company uses the non-GAAP measure of EBITDA, which represents earnings before interest, taxes, depreciation, amortization, and accretion of contract rights, and Adjusted EBITDA, which represents the calculation of Consolidated EBITDA, as provided in the Credit Agreement.  The revised calculation of “Adjusted EBITDA,” which will go in effect June 30, 2010, will be reported alongside the historical calculation of EBITDA.  Adjusted EBITDA will be presented and reconciled to EBITDA and Net Income/Loss.  Adjusted EBITDA will continue to be the basis for which compliance with a number of covenants will be determined, including certain ratios.  In connection with the Amendment, the Company paid a onetime fee of 27.5 basis points of the $90 million borrowing capacity as well as other customary fees associated with the Amendment.  The credit facilities under the Credit Agreement, as amended by the Amendment, are fully syndicated.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this report by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 7, 2010, the Company issued a press release announcing the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Additionally, the Company reported that outstanding borrowings under the Credit Agreement totaled approximately $59.6 million as of March 31, 2010, compared to outstanding borrowings of approximately $69.8 million as of December 31, 2009.  The Company will report financial results for its fiscal 2010 second quarter for the period ended March 31, 2010, on Thursday, May 6, 2010.

The information regarding Item 2.02 in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement by and among MegaBingo, Inc., MGAM Systems, Inc. and Comerica Bank, dated as of April 6, 2010.
99.1	Press Release of Multimedia Games, Inc., dated April 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: April 7, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement by and among MGAM Systems, Inc., MegaBingo, Inc. and Comerica Bank, dated as of April 6, 2010.

99.1	Press Release of Multimedia Games, Inc., dated April 7, 2010.

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